UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2012

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newmont Mining Corporation (the “Company”) adopted a revised Executive Change of Control Plan effective January 1, 2012 (“2012 ECOC Plan”) for any newly hired eligible employee or any employee promoted into eligible positions, on or after January 1, 2012. Eligibility levels for the 2012 ECOC Plan are Senior Director and above. The 2012 ECOC Plan contains the following material changes from the prior 2005 Executive Change of Control Plan: (i) removal of excise tax gross-up on benefits; (ii) use of target bonus for change of control benefit calculation purposes, rather than the highest bonus paid in the prior 3 years; (iii) removal of company contribution to 401K plan for the change of control benefits period; (iv) removal of actuarial equivalent of non-qualified pension benefit for change of control benefits period; and (v) health benefits continuation period limited to 18 months. For equity grants made in 2012 and going forward, in the case of a qualifying change of control, there shall be no acceleration of equity without a double trigger of a qualifying change of control and termination of employment. A copy of the 2012 ECOC Plan will be filed with the Securities and Exchange Commission as an exhibit to the Company’s upcoming Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
	Name:	Stephen P. Gottesfeld
	Title:	Vice President, General Counsel and Secretary

Dated: January 4, 2012